UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 23, 2004

                               DENDO GLOBAL CORP.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                         3311 N. Kennicott Ave., Suite A
                           Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

         Item 8.01 Other Events

On or around September 10, 2004, Dendo Global Corp., a Nevada corporation (the "Company"), was served with a First Amended Verified Complaint for Declaratory, Injunctive and Other Relief (the "Amended Lawsuit"). The Amended Lawsuit is in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, No. 04 CH 14001, titled "Paul Masanek, and Services By Designwise,
LTD., an Illinois corporation, Plaintiffs, v. James Solomon, Technology Alternatives, Inc., an Illinois corporation, and Dendo Global Corp., a/k/a TechAlt, Inc., a Nevada corporation, Defendants."

On or around August 26, 2004, Paul Masanek, a forty five percent (45%) shareholder of Technology Alternatives, Inc., and Services By Designwise, Ltd., an Illinois corporation owned by Masanek ("SBD") (SBD and Paul Masanek, collectively "Masanek"), filed a lawsuit in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, Case No. 04 CH 14001, against James E. Solomon ("Solomon"), personally and as the President and CEO of Technology Alternatives, Inc., and against Technology Alternatives, Inc., an Illinois corporation (the "Lawsuit"). The Lawsuit was comprised of (i) a
Verified Complaint for Declaratory, Injunctive and Other Relief (the "Complaint"), (ii) a Motion for Temporary Restraining Order (the "Restraining Order"), and (iii) a Motion for Preliminary Injunction (the "Injunction").

The Amended Lawsuit is an amendment to the Lawsuit file by Masanek on August 26, 2004. The Lawsuit alleges Solomon and Technology Alternatives, Inc., among other things, engaged in ultra vires acts, breached their fiduciary duty and were oppressive of Masanek in connection with certain contemplated financings (the "Financing") and a potential transaction involving Technology Alternatives, Inc. (the "Transaction") and in the removal of Masanek as an executive officer and member of the board of Technology Alternatives, Inc. The Complaint also claims that Masanek owns forty nine percent (49%) of Technology Alternatives, Inc., not forty five percent (45%).

Masanek seeks, among other things, a declaratory judgment that Masanek's removal from the board of Technology Alternatives, Inc. is invalid and that certain actions taken by Solomon and Technology Alternatives, Inc. in connection with the Financing and the Transaction are invalid. Masanek seeks injunctive relief reinstating his position on the board and preventing the approval or implementation of the Financing between Technology Alternatives, Inc. and Sunrise Securities Corp., and the Transaction and ordering Technology Alternatives, Inc. and Solomon to consider other financing and business combination alternatives. Masanek seeks to have Solomon removed as a director and claims Solomon breached an alleged "Directors Agreement" pursuant to which the parties allegedly agreed that the board of Technology Alternatives, Inc. would be comprised of two (2) persons, Solomon and Masanek. Masanek also alleges that Solomon and Technology Alternatives, Inc. tortiously interfered with SBD's relationship with its employees, that Technology Alternatives, Inc. owes Masanek approximately $700,000 for services rendered and that Technology Alternatives, Inc. owes Masanek approximately $400,000 in connection with a loan.

The Amended Lawsuit's purpose is to include the Company in the Lawsuit. The Amended Lawsuit incorporates many of the same allegations made in the Lawsuit. In addition to those allegations made in the Lawsuit, the Amended Lawsuit also alleges, among other things, that it was improper for the Company to enter into an Intellectual Property License Agreement with Technology Alternatives, Inc. pursuant to which certain of the intellectual property of Technology Alternatives, Inc. was licensed to the Company and James E. Solomon was appointed the President and Chief Executive Officer of the Company (the "License Agreement"). Masanek also alleges that the License Agreement was an attempt to "squeeze out" Masanek from being permitted to make decisions regarding Technology Alternatives, Inc., was not an acceptable business transaction for Technology Alternatives, Inc., amounts to a transfer of all or substantially all of the assets of Technology Alternatives, Inc., effectively dilutes Masanek's ownership in Technology Alternatives, Inc., and diverts a corporate opportunity from Technology Alternatives, Inc.

Masanek seeks an injunction preventing the Company from taking any further corporate actions without his consent and from taking any actions to further implement the Financing through Sunrise Securities Corp.


The Company, Solomon and Technology Alternatives, Inc. believe the Amended Lawsuit is without merit and intend to dispute its claims vigorously.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DENDO GLOBAL CORP.
                                      (Company)

                                      /s/ David M. Otto
                                      -------------------------------
                                      By: David M. Otto
                                      Its: Secretary

                                      Date: September 23, 2004

                                       3